UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. 1 )

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SMITHTOWN BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY—Definitive proxy materials are intended to be released to Registrant’s shareholders on March 16, 2004

SMITHTOWN BANCORP, INC.

ONE EAST MAIN STREET

SMITHTOWN, NEW YORK 11787-2828

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

TUESDAY, APRIL 20, 2004

To the Shareholders:

The Annual Meeting of Shareholders of Smithtown Bancorp, Inc. (the “Bancorp”), will be held at the Main Office of the Bank of Smithtown located at One East Main Street, Smithtown, New York 11787, on April 20, 2004, at 10:00 a.m., for the following purposes:

1.	The election of three (3) directors to serve a term of three years.

2.	To consider and vote upon a proposal to amend the Bancorp’s Certificate of Incorporation in order to change the number of authorized Common Shares from 7,000,000 shares, par value $1.25, to 15,000,000 shares, par value $0.01.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Pursuant to a resolution of the Board of Directors adopted at the Board of Directors meeting on January 27, 2004, only shareholders of record at the close of business on March 12, 2004 shall be entitled to notice of and to vote at this meeting.

Dated: March 16, 2004

Smithtown, New York

BY ORDER OF THE BOARD OF DIRECTORS

Bradley E. Rock Chairman of the Board, President & Chief Executive Officer

SMITHTOWN BANCORP, INC.

ONE EAST MAIN STREET

SMITHTOWN, NEW YORK 11787-2828

PROXY STATEMENT

GENERAL PROXY INFORMATION

This Proxy Statement (this “Proxy Statement”) is furnished in connection with the solicitation by and on behalf of the Board of Directors of Smithtown Bancorp, Inc. (the “Bancorp”) of proxies to be used at the Annual Meeting of Shareholders of the Bancorp to be held at the Main Office of the Bank of Smithtown (the “Bank”) located at One East Main Street, Smithtown, New York, on April 20, 2004, and at any adjournment thereof. The costs of the proxy solicitation are to be paid by the Bancorp. The Bank is a wholly-owned subsidiary of the Bancorp. The date of this Proxy Statement is March 15, 2004, the approximate date on which this Proxy Statement and accompanying form of proxy were first mailed to our shareholders.

Authorized Shares and Voting Rights

Only shareholders of record as of the close of business on March 12, 2004 (the “Record Date”) will be entitled to vote at the meeting and any adjournment thereof. Each shareholder is entitled to one vote for each share of stock held by him or her. There were 2,972,504 shares of common stock (“Common Shares”) issued and outstanding on the Record Date. Shareholders may vote in person or by proxy. Each holder of common stock is entitled one (1) vote on each of the proposals presented in this Proxy Statement for each common share held. There is no cumulative voting for the election of directors.

Voting of Proxy

All valid proxies received prior to the meeting will be voted in accordance with the specifications made thereon. If no choices are indicated on the proxy, it is intended that the shares of stock represented by the proxy will be voted for the election of the director nominees listed in Table I and in favor of the other proposals. With respect to the director nominees, if any of such nominees should become unavailable for any reason, which the directors do not now contemplate, it is intended that, pursuant to the accompanying form of proxy, votes will be cast for a substitute nominee designated by the Board of Directors.

If the accompanying form of proxy is executed and returned, it nevertheless may be revoked by the shareholder at any time before it is exercised. A shareholder may revoke its proxy at any time prior to exercise of the authority conferred thereby, either by written notice received by the Bancorp’s Secretary, Judith Barber, at Smithtown Bancorp, One East Main Street, Smithtown, New York 11787 or by the shareholder’s oral revocation at the Annual Meeting.

Financial Statements

A copy of the Bancorp’s Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2003, has been mailed to the shareholders.

Matters To Be Voted On At The Meeting

There are two matters that are scheduled to be voted on at the Annual Meeting. Shareholders are being asked to vote on (1) the election of three directors and (2) an amendment to the Bancorp’s Certificate of Incorporation changing the number of authorized Common Shares from 7,000,000 shares, par value $1.25, to 15,000,000 shares, par value $0.01.

Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. With respect to the amendment to the Bancorp’s Certificate of Incorporation referred to in (2) above, such amendment will be authorized if a majority of the outstanding Common Shares vote in favor of the proposal.

With respect to the proposals referred to above, abstentions and broker non-votes will be counted as not having voted and will not be counted in determining if the plurality with respect to proposal (1) was obtained or if the majority, with respect to proposal (2) was obtained.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

The Certificate of Incorporation of the Bancorp provides that the Board of Directors shall consist of nine (9) members and that the directors shall be classified into three classes, each of which shall serve for a term of three years, with the term of office of one class expiring each year.

Nominees for Election of Directors

All nominees are presently serving as directors. Patrick A. Given and Robert W. Scherdel were elected to their present term of office by the shareholders. The following directors whose terms are expiring this year, are proposed for re-election for terms expiring in 2007: Patrick A. Given, Robert W. Scherdel and Hyukmun Kwon. Hyukmun Kwon was elected to the Board on June 24, 2003, pursuant to Article 2, Section 1 of the Bancorp’s By-Laws to fill the unexpired term of Edith Hodgkinson, who retired from her position on the Board effective May 20, 2003. If a nominee declines to serve or becomes unable for any reason (although the Board of Directors knows of no reason to anticipate that this will occur), the proxy may vote for such substitute nominee as the Board of Directors may designate.

The Board of Directors recommends a vote FOR the election of all Nominees

(Proposal No. 1 on the Proxy)

TABLE I

Name and Age	Date Directorship Term Expires	Director Since (1)	Experience and Principal Occupation During Past 5 Years
NOMINEES
Patrick A. Given, 59	2007	1989	Real Estate Appraiser and Consultant; Given Associates, located in Hauppauge, New York.

Robert W. Scherdel, 49	2007	1996	President & CEO Sunrest Health Facilities, Inc., located in Port Jefferson, New York; Vice President of Arden Food Corp. d/b/a Printer’s Devil Restaurant, located in Port Jefferson, New York; President of GAT Realty Corp., a real estate investment firm.

Hyukmun Kwon, 62	2007	2003	Owner of Sunrise Golf, located in Smithtown, New York

Name and Age	Date Directorship Term Expires	Director Since (1)	Experience and Principal Occupation During Past 5 Years
DIRECTORS CONTINUING IN OFFICE
Manny Schwartz, 61	2005	1998	President, Quality Enclosures, Inc., located Central Islip, N.Y.; President, Sarasota Shower Door Company, Inc., Quality Powder Coating Company, Inc., and MSS Properties, located in Sarasota, Fla.

Barry M. Seigerman, 63	2005	1993	Chairman & Chief Executive Officer Seigerman-Mulvey Co., Inc., Insurance Brokers, located in East Setauket, New York. Active in business and community non-profit organizations.

Augusta Kemper, 81	2005	1992	Horticulturist and Owner of Kemper Nurseries until retirement in 1985.

Bradley E. Rock, 51		1988	Chairman of the Board, President & Chief Executive Officer of the Bancorp and the Bank.

Sanford C. Scheman, 67	2006	2000	Principal, North Shore Orthopedic Surgery & Sports Medicine, PC; Chairman of the Board & Executive Director of St. James Plaza Nursing Facility; President, Copesetic Ventures, Inc.; Founding member, National Osteoporosis Institute, LLC.

Patricia C. Delaney, 45	2006	2000	Attorney in private practice in Hauppauge, New York. General Counsel to the Bancorp and the Bank since 1994.

1)	Each director of the Bancorp is also a director of the Bank. The dates given are the dates on which the director first served as a director of the Bank.

Board of Directors

The Board of Directors holds regular monthly meetings. The Board held sixteen meetings during 2003. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee or committees thereof on which such director served during 2003.

Nominating Committee

The Nominating Committee consists of four members. Current members of the Committee are: Sanford C. Scheman (Chairman), Augusta Kemper, Robert W. Scherdel and Manny Schwartz. All members of the Nominating Committee are independent directors within the meaning of pertinent legal and regulatory standards.

The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is annexed to this Proxy Statement as Appendix A. The Nominating Committee is responsible for identifying and evaluating prospective nominees in accordance with the process set forth in its charter.

The Nominating Committee may consider nominations for vacancies on the Board of Directors from shareholders. The procedure to be followed by a shareholder to submit a nominee to the Nominating Committee is set forth in “Shareholder Proposals and Nominations” set forth herein.

Compensation Committee Report on Executive Compensation

The Compensation Committee consists of four members. Current members of the Committee are: Robert W. Scherdel (Chairman), Augusta Kemper, Sanford C. Scheman and Manny Schwartz. All members of the Compensation Committee are independent directors. The Committee met once in 2003.

Executive Compensation Policy

The Committee reviews information regarding the compensation paid to other bank executives and the performance of other banks. The Committee then weighs the comparative data in light of the size, geographic location and performance of our Bank and the other banks, as well as the performance, experience, skills and abilities of the executive. Then our Bank’s data is applied to a formula that contains various measures of the Bank’s performance, including factors that measure profitability, growth and expense management. The Committee then determines whether the result is reasonable in light of the comparative data and all of the factors enumerated above.

Compensation of Chief Executive Officer

The Committee follows the same process in determining the compensation to be paid to the Chief Executive Officer as described above for the other executive officers. In addition, the Committee weighs the growth and profitability of the Bank during Mr. Rock’s tenure as Chief Executive Officer, as well as the increase in the market value of the Bancorp’s shares during Mr. Rock’s tenure.

Compensation Committee Interlocks and Insider Participation

Mr. Rock participated in discussions with the Compensation Committee and made recommendations to the Committee with respect to the compensation of executive officers. Mr. Rock did not participate in the deliberations or approval of the Committee or the Committee’s discussion with the Board concerning the compensation to be paid to him.

The foregoing report has been furnished by Robert W. Scherdel, Augusta Kemper, Sanford C. Scheman and Manny Schwartz.

COMPARISON OF CUMULATIVE TOTAL RETURNS OF THE BANCORP,

INDUSTRY INDEX, AND BROAD MARKET INDEX

The following chart and table compare the total return to shareholders of Bancorp with NASDAQ Banking Index and the NASDAQ Composite Index.

Comparison of Cumulative Total Return of Bancorp, Industry Index, and Broad Market Index

	1/1/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Bancorp	100.00	111.23	115.14	142.07	198.68	320.77
NASDAQ Banking Index	100.00	92.02	105.52	116.15	121.40	157.74
NASDAQ Composite Index	100.00	185.59	112.67	88.95	60.91	91.37

ASSUMES $100 INVESTED ON JANUARY 1, 1999

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING DECEMBER 31, 2003

Audit Committee

The Audit Committee, consisting of five directors, had nine meetings in 2003. The Audit Committee reviews the Bank’s financial reporting process on behalf of the Board of Directors, the internal audits conducted by Bank employees and/or auditors retained for those purposes, and the audits conducted by the independent auditors in conformance with regulations of the New York State Banking Department and the laws of the State of New York. The members of the Audit Committee are: Robert W. Scherdel (Chairman), Hyukmun Kwon, Augusta Kemper, Manny Schwartz and Sanford C. Scheman. All members of the Audit Committee are independent. The Chairman of the Committee, Mr. Scherdel, is an “audit committee financial expert” within the meaning of pertinent regulations.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is annexed to this Proxy Statement as Appendix B.

Audit Committee Report

With respect to the audited financial statements of the Bank as of December 31, 2003 and for the year then ended, the Audit Committee:

1. Has reviewed and discussed with the Bank’s management the audited financial statements;

2. Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Bank’s consolidated financial statements;

3. Has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, (which relates to the auditor’s independence from the Bank) and has discussed with the auditors the auditors’ independence from the Bank;

Based on the review and discussions of the Bank’s audited financial statements with the Bank’s management and the independent auditors of the Bank, referred to in (1) – (3) above, the Audit Committee recommended to the Board of Directors that the Bank’s audited financial statements be included in the Bank’s Annual Report on SEC Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

The Audit Committee has considered whether the provision of non-audit services by the Bank’s independent auditors is compatible with maintaining auditor independence.

The foregoing report has been furnished by Robert W. Scherdel, Hyukmun Kwon, Augusta Kemper, Sanford C. Scheman and Manny Schwartz. This report shall not be deemed incorporated by reference by any general statement incorporating this document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Bancorp specifically incorporates such information by reference, and shall not otherwise be deemed filed under such acts.

Director Compensation

Directors received an annual retainer of $12,000 paid on a monthly basis at a rate of $1,000 per month, together with an attendance fee of $250 for each Board meeting attended. The members of the Directors Loan Committee who are not officers of the Bank also received a fee of $250 for attendance at Committee meetings which were not held on the same day as Board meetings. The members of the Compensation Committee also received a fee of $250 for attendance at the Committee meeting.

The Chief Executive Officer does not receive any directors’ fees.

The total amount of directors’ fees and other compensation paid during 2003 was $129,950.00.

Independent Auditors

Albrecht, Viggiano Zurek & Co., P.C. (“AVZ”) Certified Public Accountants, were the independent auditors for the Bank and the Bancorp for part of 2003 until their termination in August, 2003. The Board of Directors selected Crowe Chizek and Company LLC (“Crowe Chizek”), Certified Public Accountants, to continue as the independent auditors for the Bank and the Bancorp in August 2003. It is anticipated that Crowe Chizek will be selected as the independent auditors for 2004. Representatives of Crowe Chizek will be present at the Annual Meeting to answer questions and are free to make statements during the course of the meeting.

Relationship with Independent Auditors

In August, 2003 Albrecht, Viggiano Zurek & Co., P.C. (“AVZ”) were terminated as the independent auditors for the Bank and the Bancorp. During the two years ended December 21, 2002 through the effective date of the AVZ termination, there were no disagreements between the Bancorp and AVZ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, nor did any report of AVZ contain any adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to its uncertainty, audit scope or accounting principles. The decision to change accountants was recommended by the Audit Committee and approved by the entire Board.

Crowe Chizek has served as the Bancorp’s independent auditors since August 26, 2003 and was our independent auditor for the year ended December 31, 2003. There were no issues on which the Bancorp consulted with Crowe Chizek prior to their engagement as independent auditors.

A copy of the Form 8-K filed with the Securities and Exchange Commission on August 26, 2003 which includes a letter from AVZ and a letter from Crowe Chizek confirming the above is annexed to this Proxy Statement as Appendix C.

Audit Fees

For professional services rendered for the audit of the Bancorp’s financial statements for the fiscal year ended December 31, 2002 and the review of interim financial statements included in the Bancorp’s Forms 10Q during 2002, the Bancorp was billed a total of approximately $79,600.00 by AVZ.

For professional services rendered for the review of interim financial statements included in the Bancorp’s Forms 10Q during 2003, the Bancorp was billed a total of approximately $12,000.00 by AVZ.

For professional services rendered for the audit of the Bancorp’s financial statements for the fiscal year ended December 31, 2003 and the review of interim financial statements included in the Bancorp’s Forms 10Q during 2003, the Bancorp was billed a total of approximately $28,000.00 by Crowe Chizek.

Audit Related Fees

There were no fees billed by AVZ for services rendered for the fiscal years ended December 31, 2002 or December 31, 2003 for assurance and related services that reasonably related to the performance of the audit or review of the Bancorp’s financial statements and are not reported above.

There were no fees billed by Crowe Chizek for services rendered for the fiscal year ended December 31, 2003 for assurance and related services that reasonably related to the performance of the audit or review of the Bancorp’s financial statements and are not reported above.

Tax Fees

The Bancorp was billed a total of $7,000.00 for services rendered by AVZ for fiscal year ended December 31, 2002 for professional services rendered in the connection with the audit of the Bank’s 401K Plan and preparation of federal tax return form 5500 for the Bank’s 401K Plan.

There were no fees billed by AVZ for tax related services for the fiscal year ended December 31, 2003.

There were no fees billed by Crowe Chizek for tax related services for the fiscal year ended December 31, 2003.

All Other Fees

The Bancorp was billed a total of $6,000.00 for all other services rendered by AVZ for the fiscal year ended December 31, 2002 that are not set forth above. Those services were for the audit of the Bank’s Employee Stock Option Plan.

There were no fees billed by AVZ for any other services rendered for the fiscal year ended December 31, 2003 that are not set forth above.

There were no fees billed by Crowe Chizek for any other services rendered for the fiscal year ended December 31, 2003 that are not set forth above.

All fees paid to AVZ and Crowe Chizek were reviewed and considered for independence by the Audit Committee.

AMENDMENT TO THE BANCORP’S CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES

(PROPOSAL NO. 2)

The Board of Directors recommends that Article FOURTH of the Bancorp’s Certificate of Incorporation be amended to change the number of shares of authorized capital stock from 7,000,000 shares, par value $1.25, to 15,000,000 shares, par value $0.01. The following description of this proposal is qualified in its entirety by reference to the proposed amendment to Article FOURTH of the Bancorp’s Certificate of Incorporation, set forth below.

At its regular held meeting held on January 27, 2004, the Board of Directors adopted a resolution recommending to the shareholders an amendment to the Bancorp’s Certificate of Incorporation to increase the number of shares of authorized capital stock from 7,000,000 shares, par value $1.25, to 15,000,000 shares, par value $0.01.

As of January 27, 2004, the Bancorp’s authorized capital stock consisted of 7,000,000 Common Shares of which 2,973,582 Common Shares were issued and outstanding on January 27, 2004 and 100,000 Preferred Shares, par value $0.01 per share, none of which were issued and outstanding on January 27, 2004.

The Amendment will not have any material impact on the aggregate capital represented by the shares of capital stock for financial statement purposes.

Reasons for the Amendment

There are several reasons why the Bancorp is seeking approval from its shareholders for the amendment to increase the authorized shares. One reason is to facilitate a future stock split of the Common Shares. Over the last six years, the common stock has been split three times. The Board of Directors has approved stock splits in the past because it believed at the time that the per share price level of the Common Shares had reduced the effective marketability of the shares. An increase in the number of Common Shares resulting from a stock split should decrease the per share price of the Common Shares, which may encourage greater interest in the new shares of common stock authorized and could possibly promote greater liquidity for the Bancorp’s shareholders. There can, however, be no assurance that the favorable effect described above will occur, or that a decrease in the price per share of newly authorized Common Shares resulting from a stock split would be maintained for any period of time.

At the present time, the Bancorp does not have a sufficient number of authorized shares to affect a stock split and still maintain the number of authorized shares necessary for the implementation of the Shareholder Rights Plan. The Board believes that it is desirable to increase the number of authorized capital stock of the Bancorp in order to have such stock available for future use in connection with a possible stock split as well as possible acquisitions, financing, employee benefit plans, stock dividends or other purposes including the possible issuance in reaction to an unsolicited acquisition proposal (as set forth more fully below).

Although the Bancorp has no current plans, has made no arrangements and has not entered into any understandings whereby it would be required to issue any of the additional Common Shares created by the Amendment for any specific purpose, the Board of Directors believes that it is in the best interests of the Bancorp to effect the increase in the capital stock as stated above in order to meet possible contingencies and opportunities for which the issuance of shares may be deemed advisable. From time to time the Bancorp has given, and in the future is likely to give, consideration to the feasibility of obtaining funds for appropriate corporate objectives through the public sale of equity securities. Because questions of timing are always central to whether or on what basis public financing is to be undertaken, the Bancorp wishes to obtain maximum flexibility in this regard by increasing its authorized capital stock at this time, thereby avoiding the need for, and the expense and delay occasioned by, a special shareholders’ meeting to take similar actions at a later time. Other purposes for which such additional shares could be issued include: (a) the acquisition of the shares or assets of other corporations; (b) share distribution to shareholders of the Bancorp; (c) employee benefit plans; and (d) in reaction to unsolicited acquisition proposals. It is intended that the additional Common Shares created by the Amendment would be subject to issuance at the discretion of the Board of Directors from time to time for any proper corporate purpose without further action by the shareholders, except as may be required by law or regulation or by the rules of any stock exchange on which the Bancorp’s securities may then be listed (or by the by-laws of the National Association of Securities Dealers, Inc., if applicable at such time).

The affirmative vote of the holders of a majority of the outstanding Common Shares is required to adopt the proposed amendment to the Certificate of Incorporation. If the amendment to Article FOURTH of the Bancorp’s Certificate of Incorporation is authorized, the first sentence of Article FOURTH will read as follows:

“FOURTH: Number of Shares. The aggregate number of shares which the corporation shall have authority to issue shall be 16,000,000, of which 15,000,000 shall be designated as Common Shares with a par value of one cent ($0.01) each and 100,000 shall be designated as Preferred Shares with a par value of one cent ($0.01) each.

The Board of Directors recommends a vote FOR the proposal

to amend the Bancorp’s Certificate of Incorporation

to change the number of authorized Common Shares

from 7,000,000 shares, par value $1.25,

to 15,000,000 shares, par value $0.01

(Proposal No. 2 on the Proxy)

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The persons listed below are beneficial owners of more than 5% of the outstanding Common Shares of the Bancorp as of March 12, 2004.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class

Edith Hodgkinson 81 Governors Road Sea Pines Plantation Hilton Head, South Carolina 29928	197,220	6.63

Augusta Kemper 51 Mills Pond Road St. James, New York 11780	186,016	6.25

Elizabeth Radau 43 Edgewood Avenue Smithtown, New York 11787	165,759	5.57

Security Ownership of Management

The following table shows common stock ownership as of March 12, 2004, of all directors and executive officers of the Bancorp and the Bank as a group:

TABLE II

	Amount and Nature of Common Shares Beneficially Owned	Percent of Class
Patrick A. Given	18,965(1)	.63
Hyukmun Kwon	5,000(2)	.16
Robert W. Scherdel	24,656(3)	.82
Manny Schwartz	17,164(4)	.57
Barry M. Seigerman	13,475(5)	.45
Augusta Kemper	186,016(6)	6.25
Sanford C. Scheman	21,520(7)	.71
Bradley E. Rock	31,546(8)	1.06
Patricia C. Delaney	8,924(9)	.30
Anita Florek	12,539(10)	.42
Thomas J. Stevens	10,576(11)	.35
Robert J. Anrig	10,268(12)	.34
John A. Romano	5,334(13)	.17
Thirteen directors and executive officers of the Bancorp and the Bank as a group	365,713	12.30

(1)	Includes 12,462 Common Shares as to which Patrick Given has shared voting and investment power, 118 Common Shares as to which Patrick Given has sole voting and investment power and 6,385 Common Shares as to which Patrick Given has no voting or investment power.
(2)	Includes 2,800 Common Shares as to which Hyukmun Kwon has shared voting and investment power and 2,200 Common Shares as to which Hyukmun Kwon has sole voting and investment power.
(3)	Includes 24,630 Common Shares as to which Robert W. Scherdel has sole voting and investment power and 26 Common Shares as to which Robert W. Scherdel has no voting or investment power.
(4)	Includes 9,664 Common Shares as to which Manny Schwartz has sole voting and investment power and 7,500 Common Shares as to which Manny Schwartz has shared voting or investment power.
(5)	Includes 13,475 Common Shares as to which Barry M. Seigerman has shared voting and investment power.
(6)	Includes 186,016 Common Shares as to which Augusta Kemper has sole voting and investment power.
(7)	Includes 20,528 Common Shares as to which Sanford C. Scheman has sole voting and investment power and 1,227 Common Shares as to which Sanford C. Scheman has no voting or investment power.
(8)	Includes 16,666 Common Shares as to which Bradley E. Rock has sole voting and investment power and 14,880 Common Shares as to which Bradley E. Rock has no voting or investment power.
(9)	Includes 8,804 Common Shares as to which Patricia C. Delaney has sole voting and investment power and 120 Common Shares as to which Patricia C. Delaney has no voting or investment power.
(10)	Includes 2,926 Common Shares as to which Anita Florek has shared voting and investment power, 8,019 Common Shares as to which Anita Florek has sole voting and investment power and 1,594 Common Shares as to which Anita Florek has no voting or investment power.
(11)	Includes 10,516 Common Shares as to which Thomas J. Stevens has sole voting and investment power.
(12)	Includes 10,268 Common Shares as to which Robert J. Anrig has sole voting and investment power.
(13)	Includes 4,334 Common Shares as to which John A. Romano has shared voting and investment power and 1,000 Common Shares as to which John A. Romano has sole voting and investment power.

Material Proceedings

There are no material proceedings to the best of management’s knowledge to which any director, officer or affiliate of the Bancorp or any record holder or beneficial owner of more than five percent of the Bancorp’s stock, or any associate of any such director, officer, affiliate of the Bancorp, or security holder is a party adverse to the Bancorp or any of its subsidiaries or has a material interest adverse to the Bancorp.

EXECUTIVE OFFICERS

The following table sets forth information as to each executive officer of the Bancorp and the Bank as of March, 2004.

TABLE III

Name	Age	Position
Bradley E. Rock	51	Chairman of the Board, President & Chief Executive Officer of Bancorp since January 1992.

Anita M. Florek	53	Executive Vice President & Chief Financial Officer of the Bank since January 1993.

Robert J. Anrig	55	Executive Vice President & Chief Lending Officer of the Bank since April 1998.

Thomas J. Stevens	45	Executive Vice President & Chief Commercial Officer of the Bank since July 1997.

John A. Romano	47	Executive Vice President & Chief Retail Officer since February 2000. Senior Vice President, Retail Division, since June 1999. Vice President, Operations Manager of Teacher’s Federal Credit Union from April 1999 to June 1999. Vice President, Director of Consumer Products of Astoria Federal Savings and Loan Assoc. from January 1987 to April 1999

Executive Compensation

The table appearing below sets forth all compensation paid in 2003 to each executive officer whose total compensation exceeded $100,000 for such year. All remuneration was paid by Bank of Smithtown.

TABLE IV

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary (c)		Incentive Compensation (d)		Other Compensation (e)
Bradley E. Rock Chairman, President & CEO of the Bancorp and the Bank	2003 2002 2001	$ $ $	337,692.22 307,076.74 272,000.00	$ $ $	283,411.00 231,356.51 187,213.93	See Footnote[1]

Anita M. Florek Executive Vice President of the Bancorp and the Bank	2003 2002 2001	$ $ $	159,384.70 151,438.60 144,703.12	$ $ $	68,230.00 58,067.74 46,998.00	See Footnote[1]

Robert J. Anrig Executive Vice President of the Bank	2003 2002 2001	$ $ $	159,384.70 151,438.60 144,703.12	$ $ $	108,523.00 92,359.71 74,738.00	See Footnote[1]

Thomas J. Stevens Executive Vice President of the Bank	2003 2002 2001	$ $ $	136,461.52 129,439.08 122,708.25	$ $ $	95,092.00 80,929.06 65,488.00	See Footnote[1]

John A. Romano Executive Vice President of the Bank	2003 2002 2001	$ $ $	131,076.84 119,230.64 110,000.00	$ $ $	55,218.00 43,893.72 34,409.00	See Footnote[1]

Amounts reported do not include any amount expended by the Bank which may have provided an incidental benefit to the persons listed in the table above, but which were made by the Bank in connection with its business. While the specific amounts of such incidental benefits cannot be precisely determined, after due inquiry, management does not believe that such value would exceed $5,000 in aggregate for any of such persons.

[1]	The aggregate amount of other annual compensation for the named executive officers does not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported in columns (c) and (d).

Change of Control Agreements

The Bank has Agreements (the “Agreements”) with Bradley E. Rock, Anita M. Florek, Robert J. Anrig, John A. Romano, Thomas J. Stevens and certain other executives (collectively, the “Executives”) which would become effective in the event of a change in control of the Bancorp’s stock. The Agreements provide generally that the Executives would continue to be employed for a period of five years from the date of the change in control in a position with duties and authority commensurate with the duties being performed and the authority being exercised by the Executives immediately prior to the change in control. The Agreements provide that the Executives’ compensation and benefits would be commensurate with those of other executives in similar positions at the Bank or in a similar positions with the organization which has acquired control of the Bancorp. In any event, the Executives compensation and benefits would not be less than what the Executives were entitled to receive immediately prior to the change in control.

The Agreements further provide that if the Executive’s employment were terminated by the Bank subsequent to a change in control of the Bancorp for any reason other than cause, disability or death, or if the Executive elects to terminate his or her employment following a change in control of the Bancorp because of a diminution of the Executive’s compensation or responsibilities or following a breach by the Bank of the Agreement, the Executive would continue to receive the same compensation and benefits he would have received had he remained employed for a period ending five years after the date of a change in control. The Agreement between the Bank and Mr. Rock also provides that if at any time within one year after a change in control of the Bancorp Mr. Rock elects to terminate his employment with the Bank for any reason, he will receive, in lieu of (and not in addition to) the five year compensation referred to in the previous sentence, a lump sum severance allowance equivalent to three years compensation and benefits at the rate payable to him immediately prior to the change in control.

Certain Transactions

Some of the directors and officers of the Bancorp, and some of the corporations and firms with which these individuals are associated, are also customers of Bank of Smithtown in the ordinary course of business, or are indebted to the Bank in respect of loans of $60,000.00 or more. It is anticipated that some of these individuals, corporations and firms will continue to be customers of and indebted to the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than the normal risk of collectablity or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.

No director of the Bank or the Bancorp had an aggregate amount of unsecured indebtedness to the Bank in excess of 15 percent of the Bank’s equity capital account during the period of January 1, 2003, through December 31, 2003.

During the year 2003, Patricia C. Delaney, a director of the Bancorp, was retained as General Counsel for the Bancorp and the Bank and was paid approximately $43,659.00 for legal services rendered. Except for normal customer relationships, described above, none of the directors or officers of the Bank or the Bancorp, or the corporations or firms with which such individuals are associated, currently maintains or has maintained within the last fiscal year any significant business or personal relationship with the Bank or the Bancorp other than such as arises by virtue of such individual’s or entity’s position with and/or ownership interest in the Bank or the Bancorp.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, and certain stockholders owning more than 10% of any class of the Company’s equity securities (“10% Stockholders”) to file reports with the SEC (“Reports”) indicating their ownership of securities of the Company and any changes in such ownership. Executive officers, directors and 10% Stockholders (collectively, “Reporting Persons”) are required to provide copies of Reports filed by them to the Company. Based solely upon a review of copies of all such Reports and amendments thereto filed during or with respect to the Company’s most recent fiscal year and furnished to the Company, as well as certain written representations provided to the Company by the Reporting Persons, no Reporting Persons failed to file reports on a timely basis during the most recent fiscal year.

PENSION PLAN

The Employee Stock Ownership Plan (the “ESOP”) and the 401(k) plans cover full-time employees who have attained the age of 21 years and who have completed 1,000 hours of employment during the year.

Benefits under the ESOP are based solely on the amount contributed to the ESOP which is used to purchase Common Shares. A participant’s allocation is the total employer contribution multiplied by the ratio of that participant’s applicable compensation over the amount of such compensation for all participants for that year. Benefits are not subject to deduction of social security or other offset amounts.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder proposals to be included in the Proxy Statement and the Proxy for the 2004 Annual Meeting must be received by the Secretary of the Board of Directors by November 12, 2004.

Notice of shareholder proposals to be presented at the 2004 Annual Meeting must be received by the Secretary of the Board of Directors by January 30, 2005.

If a shareholder desires to recommend an individual as a nominee for director to the Board of Directors, the shareholder shall mail the recommendation to the Secretary of the Board of Directors. The recommendation must include the name, address (business and personal), age and occupation of the nominee and the number of shares of stock of the Bancorp owned by the nominee. The recommendation must also include such other information regarding the nominee as may reasonably be required by the Bancorp.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the members of the Board of Directors by mailing their communications to the Bancorp’s Secretary, Judith Barber, at Smithtown Bancorp, Inc., One East Main Street, Smithtown, New York 11787. All communications addressed to the attention of a particular director shall be forwarded to the director by the Bancorp’s Secretary.

The Bancorp does not have a policy that requires members of the Board of Directors to attend the Annual Meeting. All members of the Board of Directors are encouraged to attend the Annual Meeting. Edith Hodgkinson did not attend the Annual Meeting of the Bancorp held in April 2003. Ms. Hodgkinson subsequently resigned as a director of the Bancorp in May 2003.

OTHER BUSINESS

So far as the Board of Directors of the Bancorp now knows, no business other than that referred to above will be transacted at the Annual Meeting. The persons named in the Board of Directors’ Proxies may, in the absence of instructions to the contrary, vote upon all matters presented for action at the Annual Meeting according to their best judgment.

Dated: March 16, 2004

SMITHTOWN BANCORP, INC.

Bradley E. Rock
Chairman of the Board, President & Chief Executive Officer

THIS PROXY IS SOLICITED BY

BOARD OF DIRECTORS OF SMITHTOWN BANCORP, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held

Tuesday, April 20, 2004

The undersigned shareholder of Smithtown Bancorp, Inc., revoking all proxies heretofore given with respect to the shares represented herewith, hereby constitutes and appoints Albert Brayson II, Dev Chitkara and George H. Duncan or any of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, with all the powers which the undersigned would possess if personally present, to vote all common shares of Smithtown Bancorp, Inc., held of record by the undersigned on March 12, 2004, at the Annual Meeting of Shareholders of Smithtown Bancorp, Inc., to be held at the Main Office of the Bank located at One East Main Street, Smithtown, NY, on April 20, 2004, at 10:00 a.m., or any adjournment thereof.

1.	ELECTION OF Patrick A. Given, Robert W. Scherdel, and Hyukmun Kwon, as Directors

	☐	For ALL NOMINEES.	The Board recommends a vote FOR All Nominees
	☐	Against ALL NOMINEES.
	☐	For ALL NOMINEES EXCEPT
(i.e. authority is withheld from)

2.	AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

	☐	For proposal	The Board recommends a vote FOR Proposal No. 3
	☐	Against proposal
	☐	Abstain

3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

Unless otherwise specified, this Proxy will be voted for the election of the nominated directors and in the discretion of the persons in whose favor this Proxy is granted upon matters that may properly come before the meeting.

Dated: , 2004	L.S.
(Please insert date)	Signature of Shareholder

L.S.
Signature if Held Jointly

Number of persons attending meeting

This Proxy should be returned in the enclosed envelope.

Appendix A

CHARTER

for the

Nominating Committee

of the Board of Directors

of Smithtown Bancorp, Inc.

Section 1. Membership. The Nominating Committee shall consist of at least four Directors, including the Chairman of the Board if there be one who is not an officer of the corporation. All members of the Committee shall be “independent directors” as defined by the pertinent legal and/or regulatory standards applicable at the time.

Section 2. Meetings. The Committee shall meet at such times as shall be determined by the Board to identify and evaluate the qualifications of candidates for vacant positions on the Board of Directors and to recommend nominees to the Board.

Section 3. Nomination Process. The Committee may receive nominations for vacancies on the Board of Directors from members of the Board of Directors and stockholders of the corporation. The Committee shall gather information on a prospective nominee from the person making the nomination, from the Committee members own knowledge of the prospective nominee, from the knowledge of other Board members and from interviewing the prospective nominee, if desired. The Committee may retain the services of a third-party search firm to obtain additional information about a prospective nominee, if desired. The Committee shall review and discuss the prospective nominee’s ability to meet the qualifications and standards established by the corporation to be a member of the Board of Directors. The Committee shall be responsible for making recommendations to the full Board of Directors as to the individuals who should be nominated or elected by the Board. The Board shall approve a nominee by a vote of a majority of the independent directors.

Section 4. Evaluation of Nominees. In identifying and evaluating prospective nominees, the Committee shall be guided by the qualifications of directors set forth in the By-Laws of the corporation with regard to citizenship and stockholder status. The Committee shall also consider the age of a prospective nominee, which may be not less than 21 and not more than 72 years of age. The Committee may also consider the prospective nominee’s ability to meet the applicable legal and/or regulatory standards for “independent director”, the prospective nominee’s ability to represent the interests of the stockholders of the corporation, and the prospective nominee’s ability to dedicate sufficient time and attention to the diligent performance of his or her duties.

Appendix B

Amended through December 23, 2003

CHARTER

for the

Audit Committee

of the Board of Directors

of Bank of Smithtown

Section 1. Membership. The Audit Committee shall consist of at least four Directors, including the Chairman of the Board if there be one who is not an officer of the Bank. All members of the Committee shall be “independent directors” and at least one member of the Committee shall be a “financial expert” as defined by the pertinent legal and/or regulatory standards applicable at the time.

Section 2. Meetings. The Committee shall meet at least once each quarter at such times and places as it may choose. The Committee may meet more frequently as it deems advisable. Written agendas shall be prepared for each meeting, and minutes of the meetings shall be maintained.

Section 3. Internal Auditor. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Bank’s Internal Auditor. The Committee may hire one or more employees to perform this function or may retain an accounting firm for this purpose. In the event one or more employees perform the internal audit function, the Bank’s officers may make recommendations to the Committee with respect to the hiring, firing, discipline, performance reviews, promotion and compensation of such employees, but the full authority with respect to all of these matters rests with the Committee. In the event that the Committee retains an accounting firm to perform the internal audit function, it shall be a different firm than the firm selected by the Committee to perform the independent audit function. The Committee shall meet with the Internal Auditor at lease once each quarter to monitor progress with the internal audit program and schedule, to review the Internal Auditor’s written reports and management’s responses thereto, and to discuss any other relevant matters pertaining to the internal audit program.

Section 4. Independent Auditor. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Bank’s Independent Auditor. The accounting firm selected to perform the independent audit function shall report directly to the Committee. The Committee is charged with resolving any disagreements between management and the Independent Auditor regarding financial reporting or any other matters. The accounting firm that is retained by the Committee to perform the independent audit function may not, at the same time, perform any of the following non-audit services for the Bank or its holding company or any other subsidiary owned by the Bank or its holding company:

•	Bookkeeping or other services related to the accounting records or financial statements of the Bank.

•	Financial information systems design and implementation.

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports.

•	Actuarial services.

•	Internal audit services.

•	Management functions or human resources.

•	Broker or dealer, investment advisor or investment banking services.

•	Legal services and expert services unrelated to the audit.

•	Any other service determined by regulation to be impermissible.

Other non-audit services, such as tax services, can be performed by the Independent Auditor, but only with the prior approval of the Committee and disclosure to investors. Each year the Committee shall receive from the Independent Auditor a formal written statement delineating all relationships between the Independent Auditor and the Bank consistent with Independence Standards Board Standard 1.

The Committee shall monitor the progress of the work of the Independent Auditor and shall meet with the Independent Auditor at least once each year to discuss the firm’s findings. The Independent Auditor must make timely reports to the Committee during the audit process concerning: (1) critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles (GAAP) discussed with management, including the ramifications of such treatment and the treatment preferred by the Independent Auditor; and (3) all other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences.

Section 5. Outside Advisors. The Committee may retain independent counsel and outside advisors.

Section 6. Committee Funding. The Bank shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Bank’s auditors and to any advisors retained by the Committee.

Section 7. Treatment of Complaints. Any complaints received by management regarding accounting, internal accounting controls or auditing matters shall be referred to the Audit Committee. Employees shall be informed in the Employee Handbook of how they can communicate directly with the Audit Committee, in a confidential and/or anonymous manner if they so choose, regarding questionable accounting, internal accounting controls or auditing matters. The Committee may take such steps to evaluate, investigate and/or respond to such complaints as it deems appropriate under the circumstances.

Appendix C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

OMB APPROVAL

OMB Number:    3235-0060

Expires:    March 31, 2006

Estimated average burden

hours per response .. 2.64

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        8/26/03

Smithtown Bancorp

(Exact name of registrant as specified in its charter)

New York	2-91511	11-2695037

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 East Main Street, Smithtown, New York 11787

(Address of principal executive offices)

Registrant’s	telephone number, including area code 631-360-9300

SMITHTOWN BANCORP

INDEX

Item 1.	Changes in Control of Registrant – Not Applicable.

Item 2.	Acquisition or Disposition of Assets – Not Applicable.

Item 3.	Bankruptcy or Receivership – Not Applicable.

Item 4.	Changes in Registrant’s Certifying Accountant.

Item 5.	Other Events and Regulation FD Disclosure – Not Applicable.

Item 6.	Resignations of Registrant’s Directors – Not Applicable.

Item 7.	Financial Statements and Exhibits.

Exhibit 1. Letter from Albrecht, Viggiano, Zureck & Company, P.C. to Securities and Exchange Commission dated August 28, 2003.

Exhibit 2. Letter from Smithtown Bancorp to Securities and Exchange Commission dated August 28, 2003.

Item 8.	Change in Fiscal Year – Not Applicable.

Item 9.	Regulation FD Disclosure – Not Applicable.

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics – Not Applicable.

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans – Not Applicable.

Item 12.	Results of Operations and Financial Condition – Not Applicable.

Item 4.    Changes in Registrant’s Certifying Accountant

On August 26, 2003, the Audit Committee of the Board of Directors of Smithtown Bancorp, Inc. (“the Company”) approved a change in auditors. The Board of Directors ratified the Audit Committee’s engagement of Crowe Chizek and Company LLC to serve as the Company’s independent public accountants and replacement of Albrecht, Viggiano, Zureck & Company, P.C. as the Company’s independent public accountants, effective immediately.

Albrecht, Viggiano, Zureck & Company, P.C. performed audits of the consolidated financial statements for the two years ended December 31, 2002 and 2001. Their reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two years ended December 31, 2002 , and from December 31, 2002 through the effective date of the Albrecht, Viggiano, Zureck & Company, P.C. termination, there have been no disagreements between the Registrant and Albrecht, Viggiano, Zureck & Company P.C. on any matter of accounting principles or practice, financial statement disclosure, or auditing scope and procedure, which disagreements would have caused Albrecht, Viggiano, Zureck & Company, P.C. to make reference to the subject matter of such disagreements in connection with its report.

Albrecht, Viggiano, Zureck & Company, P.C. has furnished a letter to the SEC dated August 28, 2003, stating that it agrees with the above statements, and is attached hereto as Exhibit 1.

During the two years ended December 31, 2002, and from December 31, 2002 through engagement of Crowe Chizek and Company LLC as the Registrant’s independent accountant, neither the Registrant nor anyone on its behalf had consulted Crowe Chizek and Company LLC with respect to any accounting, auditing or financial reporting issues involving the Registrant. In particular, there was no discussion with the Registrant regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any related item.

Item 7.    Financial Statements and Exhibits

(a)	Exhibits

1.    Letter of Albrecht, Viggiano, Zureck & Company, P.C. to Securities and Exchange Commission dated August 28, 2003.

2.    Letter of Smithtown Bancorp to Securities and Exchange Commission dated August 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date	September 3, 2003	Smithtown Bancorp
(Registrant)

/S/ ANITA FLOREK
(Signature)*